Exhibit 10.46.1

                                ALBERTSON'S, INC.
                              AMENDED AND RESTATED
                         1995 STOCK-BASED INCENTIVE PLAN
                       NONQUALIFIED STOCK OPTION AGREEMENT

     THIS ALBERTSON'S, INC. 1995 STOCK-BASED INCENTIVE PLAN NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made between Albertson's, Inc., a Delaware corporation ("Company"), and<<First_Name>><<Last_Name>>("Optionee"), an employee of the Company or of one of the Company's subsidiaries.

     1. The Company, pursuant to its Amended and Restated 1995 Stock-Based Incentive Plan ("Plan"), hereby confirms the grant to the Optionee on December 9, 2002 of an option ("Option") to purchase <<Share_Award>> shares of the Company's Common Stock ("Common Stock") at a price of $21.99 per share, subject to the terms and conditions of the Plan including, but not limited to, the acceleration provisions of Section 13 and the antidilution provisions of Section 14 thereof. This Option is a Nonqualified Option as defined in the Plan. The Company has determined that the Optionee holds a position of substantial responsibility, has demonstrated special capabilities and has contributed substantially to fiscal performance. The Option granted pursuant to this Agreement is granted with the expectation that the Optionee will continue to hold a comparable or higher position, demonstrate such capabilities and contribute substantially to fiscal performance during the entire ten-year term of this Agreement.
     2. This Option will expire on December 8, 2012 and, subject to the provisions of the Plan, is only exercisable prior to expiration of the Option as follows: (a) no portion of the Option may be exercised until one year after the date of this Agreement; (b) notwithstanding anything to the contrary in this Agreement, no portion of the Option may be exercised unless the Optionee shall have been continuously employed by the Company from the date of this Agreement to the date of such exercise or, after termination of the Optionee's employment by the Company, in accordance with Subsection C.3. of Section 7 of the Plan and paragraph 5 of this Agreement; (c) after one year from the date of this Agreement, the Optionee or the Optionee's "Successor" (as defined in Subsection C.3.(d) of Section 7 of the Plan), as the case may be, shall have the right, in accordance with Section 7 of the Plan, to purchase the shares covered by the Option in five annual twenty percent (20%) installments, the first of which installments may be purchased on the first anniversary of this Agreement and the second, third, fourth and fifth of which may be purchased on the second, third, fourth and fifth anniversaries of this Agreement, respectively; and (d) the right to purchase the shares under this Agreement shall be cumulative from year to year, to the extent previously unexercised, until the expiration of the Option so that, during the sixth through tenth years of the option, 100% of the shares will be exerciseable to the extent previously unexercised. For the purposes of this Agreement, "continuously employed" shall mean the absence of any interruption or termination of employment with the Company or with one of the Company's subsidiaries. Continuous employment shall not be considered interrupted or terminated in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or its subsidiaries.

     3. This Option or any part thereof may only be exercised by giving notice of exercise to the Corporate Secretary of the Company, specifying the number of shares to be purchased. The aggregate option price for all shares purchased pursuant to an exercise of this Option shall be paid by one or any combination of the following: cash, personal check, wire transfer, certified or cashier's check or delivery of Common Stock certificates in accordance with the Plan at the time of such purchase and prior to issuance of such shares. Any such Common Stock delivered to the Company in payment of the option price hereunder, if acquired by the Optionee from the Company upon the exercise of a stock option, shall consist of Mature Stock as defined in Section 2(r) of the Plan. For purposes of this Agreement, "Mature Stock" shall mean Common Stock which was obtained through the exercise of an option under the Plan or any other plan of the Company, which is delivered to the Company in order to exercise an Option and which has been held continuously by an Optionee for the longer of: (i) six months or more, or (ii) any other period that may in the future be recognized under Generally Accepted Accounting Principles for purposes of defining the term "Mature Stock" in connection with such an option exercise. The Optionee shall furnish with each notice of exercise of any portion of the Option such documents as the Company in its discretion may deem necessary to assure compliance with applicable regulations of any stock exchange or governmental authority. The Optionee or Optionee's Successor shall have no rights as a stockholder with respect to any share covered by the Option until the Optionee or Successor shall have become the holder of record of such share, and except as provided in
Section 14 of the Plan, no adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such share for which the record date is prior to the date on which the Optionee or Successor shall have become the holder of record thereof.

     4. The Option confirmed hereby is nontransferable by the Optionee except by will or the laws of descent or distribution, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Securities Act of 1933) or to members of the Optionee's immediate family (as that term is defined in Section 17 of the Plan), to trusts solely for the benefit of such immediate family members or to partnerships in which such immediate family members and/or trusts are the only partners, and for purposes of this Option, such transferee shall be deemed to be the Optionee. This Option may be exercised only in accordance with the terms of the Plan and only by execution and delivery to the Company of the documents prescribed by the Compensation Committee of the Board of Directors of the Company.

     5. The following post-termination vesting and exercise term provisions shall apply to this Option: (a) upon death or disability (as defined in Subsection C.3.(b) of Section 7 of the Plan) prior to age 55 and ten years of service with the Company, the portion of this Option which is exercisable immediately prior to the date of death or to the Disability Determination (as defined in subsection C.3.(b) of Section 7 of the Plan) may be exercised for three years or the remainder of the option term, whichever is shorter; (b) upon death or disability subsequent to age 55 and ten years of service with the Company, this Option shall become immediately exercisable for the total remaining shares of this Option and may be exercised for three years or the remainder of the option term, whichever is shorter; (c) upon retirement at or after age 55 and 10 years of service with the Company, this Option shall become immediately exercisable for the total remaining shares of this Option and may be exercised for five years or the remainder of the option term, whichever is shorter; (d) upon involuntary termination or demotion as set forth in Subsection C.3.(a) of Section 7 of the Plan, the portion of this Option which is exercisable immediately prior to the date of the involuntary termination or demotion may be exercised for three months or the remainder of the option term, whichever is shorter; and (e) upon voluntary termination or for any reason other than as set forth in subparagraphs (a), (b), (c) or (d) above, the portion of this Option which is then exercisable shall terminate on the date of such termination of employment.

     6. The Optionee agrees to pay to the Company, on demand, the amount of any taxes that may become applicable upon exercise of this Option. The Company shall not be required to issue any shares unless and until the Optionee's obligations under this Paragraph 6 have been satisfied. The tax withholding obligations may be satisfied by the Optionee instructing the Company to withhold shares of stock otherwise issuable upon exercise of this Option in order to satisfy the minimum tax withholding amount permissible under the method that results in the least amount withheld.

     7. If at any time the Board of Directors of the Company shall determine, in its discretion, that the listing, registration or qualification of the shares covered by this Agreement upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory authority, or evidence of the investment intent of the Optionee or Successor, is necessary or desirable as a condition of the exercise of this Option, the Option may not be exercised, in full or in part, unless and until such listing, registration, qualification, consent or approval or evidence shall have been effected or obtained free of any conditions not legally acceptable to the Company.

     8. This Agreement shall not be construed as giving the Optionee any right to be retained in the employ of the Company or of a subsidiary, or to affect or limit in any way the right of the Company or of a subsidiary to demote the Optionee or to terminate the employment of the Optionee.

     9. By execution of this Agreement, the Optionee acknowledges receipt of a copy of the Albertson's, Inc. Amended and Restated 1995 Stock-Based Incentive Plan and Certain Information Regarding the Plan and the Optionee has reviewed such documents. The Optionee agrees to comply with all of the terms and conditions of this Agreement and the Plan.

     IN WITNESS WHEREOF, this Agreement has been executed as of the 9th day of December, 2002.

     Albertson's, Inc.,                         Optionee
     a Delaware corporation


     By:_______________________                 ____________________________
        Chairman of the Board



     By:________________________
        Secretary

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

The 2001  Albertson's,  Inc.  Annual Report to  Stockholders is available on the
Internet at albertsons.com or upon request to the Corporate Secretary's Department at 208-395-6999 or via email at stockoption@albertsons.com.